EXHIBIT 32.2

CERTIFICATION PURSUANT TO

RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of SWK Holdings Corporation (the “Registrant”) on Form 10-Q for the quarterly period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yvette M. Heinrichson, Chief Financial Officer of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that to the best of my knowledge:

(1) The Report, to which this certification is attached as Exhibit 32.02, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	May 10, 2023	/s/ Yvette M. Heinrichson
Yvette M. Heinrichson
Chief Financial Officer